UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2013 (May 31, 2013)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement

On May 31, 2013, Sanchez Energy Corporation (the “Company”), SEP Holdings III, LLC, SN Marquis LLC and SN Cotulla Assets, LLC became borrowers (collectively, the “Borrowers”) under a first lien revolving credit facility represented by a $500 million Amended and Restated Credit Agreement dated May 31, 2013 with Royal Bank of Canada as the administrative agent, Capital One, National Association as the syndication agent and RBC Capital Markets as sole lead arranger and sole book runner (the “First Lien Credit Agreement”). As of May 31, 2013, the Company had outstanding borrowings of approximately $96 million under the First Lien Credit Agreement, which were subject to an average interest rate of approximately 2.75%, and $79 million was available for additional borrowings under the First Lien Credit Agreement.  Additionally, the First Lien Credit Agreement provides for the issuance of letters of credit, limited in the aggregate to the lesser of $20 million and the total availability thereunder.  As of May 31, 2013, there were no letters of credit outstanding.  Availability under the First Lien Credit Agreement is at all times subject to customary conditions and the then applicable borrowing base, which is currently $175 million and subject to periodic redetermination.

The First Lien Credit Agreement matures on May 31, 2018, or November 16, 2015 if the Company’s Second Lien Term Credit Agreement dated November 15, 2012 with Macquarie Bank Limited as the administrative agent, sole lead arranger and sole book runner is not repaid in full on or before that date (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”).  The borrowing base under the First Lien Credit Agreement can be subsequently redetermined up or down by the lenders based on, among other things, their evaluation of the Company’s oil and natural gas reserves.  The next redetermination of the borrowing base is scheduled to occur on or before October 1, 2013, with other redeterminations scheduled to occur quarterly through July 1, 2014 and then semi-annually thereafter on April 1 and October 1 of each year.  The borrowing base is also subject to reduction by 25% of the amount of the increase in the Borrowers’ net debt resulting from the issuance of certain debt.

The Borrowers’ obligations under the First Lien Credit Agreement are secured by a first priority lien on substantially all of their assets and the assets of the Company’s existing and future subsidiaries not designated as ‘‘unrestricted subsidiaries,’’ including a first priority lien on all ownership interests in existing and future subsidiaries. The obligations under the First Lien Credit Facility are guaranteed by all of the Company’s existing and future subsidiaries not designated as ‘‘unrestricted subsidiaries.’’

At the Borrowers’ election, borrowings under the First Lien Credit Agreement may be made on an alternate base rate or an adjusted eurodollar rate basis, plus an applicable margin.  The applicable margin varies from 1.00% to 1.75% for alternate base rate borrowings and from 2.00% to 2.75% for eurodollar borrowings, depending on the utilization of the borrowing base. Furthermore, the Borrowers are also required to pay a commitment fee on the unused committed amount at a rate varying from 0.375% to 0.50% per annum, depending on the utilization of the borrowing base.

The First Lien Credit Agreement contains various affirmative and negative covenants and events of default that limit the Borrowers’ ability to, among other things, incur indebtedness, make restricted payments, grant liens, consolidate or merge, dispose of certain assets, make certain investments, engage in transactions with affiliates and hedge transactions and make certain acquisitions. The First Lien Credit Agreement also provides for cross-default between the First Lien Credit Agreement and the Second Lien Credit Agreement.  Furthermore, the First Lien Credit Agreement contains financial covenants that require the Borrowers to satisfy certain specified financial ratios, including (i) current assets to current liabilities of at least 1.0 to 1.0 and (ii) net debt to consolidated EBITDA of not greater than 4.0 to 1.0.

The foregoing description of the First Lien Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the First Lien Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the First Lien Credit Agreement, on May 31, 2013, the Borrowers entered into several conforming and technical amendments to the Second Lien Credit Agreement with Macquarie Bank Limited.  As a result, in the near future the Company and Macquarie Bank Limited intend for Macquarie Bank Limited to novate the Company’s two swaps and one costless collars to a lender under the First Lien Credit Agreement. If the novation of these three in-the-money contracts is not completed by June 28, 2013, then Macquarie Bank Limited has the right to terminate those contracts. At current market prices, such termination would result in an immaterial gain to the Company.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreements and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.01.                  Completion of Acquisition or Disposition of Assets

On May 31, 2013, the Company completed its previously announced acquisition of Eagle Ford Shale assets from Hess Corporation (“Hess” and the assets acquired in such acquisition, the “Hess Properties”) with an effective date of March 1, 2013.  Including the $13.25 million deposit previously paid, total consideration for the acquisition was $280.41 million, which includes the $265 million purchase price and $15.41 million in normal and customary closing adjustments.  The final purchase price is subject to further customary post-closing adjustments.  The transaction was funded from cash on hand from the net proceeds of the previously issued $225 million of 6.50% Cumulative Perpetual Convertible Preferred Stock, Series B and drawings under the Company’s first lien credit facility.

The foregoing description of the Company’s acquisition of the Hess Properties does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement (the “Purchase Agreement”) by and between Hess, as Seller, and the Company, as Buyer, dated March 18, 2013, which is filed as Exhibit 2.1 and incorporated by reference herein.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 7.01.                  Regulation FD Disclosure

Pursuant to Regulation FD, the Company is hereby furnishing Exhibit 99.1 which contains additional information about the Company’s business, properties and operations.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 8.01                     Other Events

On May 31, 2013, the Company issued a press release regarding the consummation of its acquisition of the Hess Properties, a copy of which is attached hereto as Exhibit 99.2.  On June 3, the Company issued a press release announcing a revised capital program and updated operating guidance for 2013, a copy of which is attached hereto as Exhibit 99.3.

Item 9.01.                  Financial Statements and Exhibits

The Purchase Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms.  It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates or the Hess Properties.  The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates or the assets to be acquired.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

(a) Financial Statements of Businesses Acquired

The Statements of Revenues and Direct Operating Expenses, including notes thereto, for the Hess Properties for each of the years in the two-year period ended December 31, 2012 (audited) and the independent auditor’s report related thereto and for the three months ended March 31, 2013 and 2012 (unaudited) are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma balance sheet as of March 31, 2013 and the unaudited pro forma statements of operations for the year ended December 31, 2012 and for the three months ended March 31, 2013, each of which give effect to the acquisition of the Hess Properties, are attached hereto as Exhibit 99.5 and incorporated herein by reference.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits

2.1	Purchase and Sale Agreement by and between Hess Corporation, as Seller, and Sanchez Energy Corporation, as Buyer, dated March 18, 2013.*
10.1

Amended and Restated Credit Agreement dated as of May 31, 2013 among Sanchez Energy Corporation, SEP Holdings III, LLC, SN Marquis LLC, and SN Cotulla Assets, LLC, as borrowers, Royal Bank of Canada, as administrative agent, Capital One, National Association, as syndication agent, RBC Capital Markets, as sole lead arranger and sole book runner, and the lenders party thereto.

23.1	Consent of BDO USA, LLP.
99.1	Additional information about the Company’s business, properties and operations.
99.2	Press Release dated May 31, 2013.
99.3	Press Release dated June 3, 2013.
99.4

The Statements of Revenues and Direct Operating Expenses, including notes thereto, for the Hess Properties for each of the years in the two-year period ended December 31, 2012 (audited) and for the three months ended March 31, 2013 and 2012 (unaudited).

99.5

The unaudited pro forma balance sheet as of March 31, 2013 and the unaudited pro forma statements of operations for the year ended December 31, 2012 and for the three months ended March 31, 2013, each of which give effect to the acquisition of the Hess Properties.

*                 The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.  Descriptions of such exhibits and schedules are on pages iv and v of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: June 3, 2013	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibits

2.1	Purchase and Sale Agreement by and between Hess Corporation, as Seller, and Sanchez Energy Corporation, as Buyer, dated March 18, 2013.*
10.1

Amended and Restated Credit Agreement dated as of May 31, 2013 among Sanchez Energy Corporation, SEP Holdings III, LLC, SN Marquis LLC, and SN Cotulla Assets, LLC, as borrowers, Royal Bank of Canada, as administrative agent, Capital One, National Association, as syndication agent, RBC Capital Markets, as sole lead arranger and sole book runner, and the lenders party thereto.

23.1	Consent of BDO USA, LLP.
99.1	Additional information about the Company’s business, properties and operations.
99.2	Press Release dated May 31, 2013.
99.3	Press Release dated June 3, 2013.
99.4

The Statements of Revenues and Direct Operating Expenses, including notes thereto, for the Hess Properties for each of the years in the two-year period ended December 31, 2012 (audited) and for the three months ended March 31, 2013 and 2012 (unaudited).

99.5

The unaudited pro forma balance sheet as of March 31, 2013 and the unaudited pro forma statements of operations for the year ended December 31, 2012 and for the three months ended March 31, 2013, each of which give effect to the acquisition of the Hess Properties.

*                 The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are on pages iv and v of the Purchase Agreement.